Exhibit 99.1

CONTACTS:	Tony Rossi
Financial Profiles
310-478-2700 x13
trossi@finprofiles.com
IGO REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz., November 4, 2010 — iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the third quarter ending September 30, 2010.
Net income was $51,000, or $0.00 per share, in the third quarter of 2010, compared with net income of $318,000, or $0.01 per share, in the same quarter of the prior year.
Revenue was $12.2 million in the third quarter of 2010, compared to $9.7 million in the second quarter of 2010 and $12.0 million in the same period of the prior year.
The Company’s financial position remained strong at $31.7 million in cash, cash equivalents, and short-term investments, $7.3 million in working capital and no debt as of September 30, 2010.
Recent Developments
•	Adapt Mobile, a London-based marketer of a broad range of mobile electronic device accessories, was acquired in August

•	AERIAL7, a designer and marketer of innovative headphones for mobile electronic devices and professional audio equipment, was acquired in October

•	Five patents have been issued on iGo Green® Technology

•	An agreement was signed with Texas Instruments to collaboratively develop a custom integrated circuit that enables and expands market availability of efficient iGo Green® Technology

•	iGo announced the development of a new family of accessories for Cisco’s Flip Video camera
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “Our revenues continued to trend positively in the third quarter, driven by seasonally strong sales to RadioShack, increasing sales at new retail accounts, and higher international sales. We have also made excellent progress on the strategic plan we outlined last quarter to expand our presence in the mobile electronic device accessories market. With the acquisition of Adapt Mobile and AERIAL7, along with the development of a new family of accessories specifically designed for the popular Flip Video camera by Cisco, we have significantly expanded our product portfolio and improved our ability to drive sustainable growth in revenue and earnings.”
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iGo, Inc.

About iGo, Inc.
iGo offers a full line of innovative accessories for mobile electronic devices, including a variety of proprietary power, protection and audio solutions. iGo’s unique products allow consumers to enjoy all of the features offered by today’s mobile electronic devices by keeping those devices powered and protected at all times. In addition, iGo’s audio and visual products offer consumers enhanced options for hearing and viewing all of the powerful multimedia functions offered by the latest mobile electronic devices to hit the market. iGo also offers an award-winning line of eco-friendly power solutions based on its patented iGo Green ® Technology which automatically eliminates wasteful and expensive standby or “vampire” power. Expanding on the company’s history of innovation, iGo continues to regularly introduce fresh new solutions to the ever changing mobile electronics device market, making the use of such devices easier and more efficient for consumers.
iGo’s products are available at www.iGo.com, as well as through leading resellers and retailers throughout the world. For additional information call 480-596-0061, or visit www.iGo.com, www.Adapt-Mobile.com and www.Aerial7.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include expectations that the expansion of the Company’s product portfolio have improved its ability to drive sustainable growth in revenue and earnings. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, our dependence on large purchases from a significant customer; our ability to expand and diversify our customer base; our ability to expand our revenue base and develop new products; our loss or failure to replace any significant retail or distribution partners; our failure to expand or protect our proprietary rights and intellectual property; our failure to complete development of products in a timely manner; our failure to achieve the performance criteria required of our products by our customers; fluctuations in our operating results because of: the timing of new product and technology introductions and product enhancements, relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, our suppliers’ ability to perform under their contracts with us, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; increased focus on consumer electronics retailers on their own private label brands; decreasing sales prices on our products

iGo, Inc.

over their sales cycles; increased reliance upon RadioShack; the termination of reseller and distributor agreements or reduced or delayed orders; difficulty in predicting sales to our customers resulting in increased levels of inventory; lack of visibility to end user customers; resellers and distributors promotion of competitor products; corporate and other sales incentive changes at our resellers and distributors; our failure to introduce new products and product enhancements that achieve market acceptance; our failure to integrate acquired businesses, products and technologies; our failure to protect our intellectual property; intellectual property infringement claims against us; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; our reliance on sole sources for key components; our ability to manage our anticipated growth; our ability to manage our inventory levels; the negative impacts of product returns; design and performance issues with our products; product liability claims; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.
Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
		As recast*		As recast*
Net revenue	$12,220	$11,994	$30,137	$39,025

Gross profit	4,039	4,124	10,003	11,920

Selling, engineering and administrative expenses	4,368	3,953	11,904	13,039

Income (loss) from operations	(329)	171	(1,901)	(1,119)
Interest income (expense), net	52	57	147	184
Other income (expense), net	93	90	1,938	363

Income (loss) before income tax benefit	(184)	318	184	(572)
Income tax benefit	235	—	235	—

Net income (loss)	$51	$318	$419	$(572)

Net income (loss) per share:
Basic	$0.00	$0.01	$0.01	$(0.02)
Diluted	$0.00	$0.01	$0.01	$(0.02)

Weighted average common shares outstanding:
Basic	32,885	32,412	32,731	32,276
Diluted	34,777	33,958	34,623	32,276

*	Effective January 1, 2010, the Company determined it was no longer the primary beneficiary of Mission Technology Group. Accordingly, the results of Mission have been removed from the 2009 financial information.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	September 30,	December 31,
	2010	2009
		As recast*
ASSETS

Cash and cash equivalents	$11,472	$19,775
Short-term investments	20,216	12,777
Accounts receivable, net	8,115	5,109
Inventories	11,391	5,964
Prepaid expenses and other current assets	321	401

Total current assets	51,515	44,026
Other assets, net	2,506	2,151

Total assets	$54,021	$46,177

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$10,040	$4,981
Deferred revenue	2,504	914

Total liabilities	12,544	5,895

Total stockholders’ equity	41,477	40,282

Total liabilities and equity	$54,021	$46,177

*	Effective January 1, 2010, the Company determined it was no longer the primary beneficiary of Mission Technology Group. Accordingly, the results of Mission have been removed from the 2009 financial information.
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